UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Ethema Health Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 S. Congress Avenue, West Plam Beach, Florida	33406
(Address of principal executive offices)	(Zip Code)

561-290-0239
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 15, 2020, the Company and Labrys Fund, LP (“Labrys”) signed an amendment to a convertible promissory note issued by the Company to Labrys on July 8, 2019. The amendment waives default interest and penalties (if any) that may have accrued as of the Effective Date under the Note. Labrys agrees not to effectuate a conversion under the Note after the Effective Date so long as the Company complies with the terms of the Amendment. The Company shall make eight (8) monthly cash payments to Labrys, totaling $200,000, starting October 15, 2020 and an Event of Default (as defined in the Note) under the Note shall not occur unless the Company fails to comply with the Payment Schedule.

A copy of the executed amendment is attached hereto as Exhibit 10.1

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2020, the Company and First Fire Global Opportunities Fund, LLC (“FirstFire”) signed an amendment to a convertible promissory note issued by the Company to First Fire on March 5, 2019. The amendment calls for two payments of $25,000.00 on July 1, 2020 and August 1, 2020 in full satisfaction of the note. First Fire agrees not to effectuate a conversion under the note so long as the Company complies with the terms of the Amendment. First Fire will be entitled to all of its rights under the note if the Company fails to make the payments as agreed.

A copy of the executed amendment is attached hereto as Exhibit 10.2

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 15, 2020, the Company and Auctus Fund, LLC (“Auctus”) signed an amendment to a convertible promissory note issued by the Company to Auctus on August 7, 2019. The amendment waives default interest and penalties (if any) that may have accrued as of the Effective Date under the Note. Auctus agrees not to effectuate a conversion under the Note after the Effective Date so long as the Company complies with the terms of the Amendment. The Company shall make nine (9) monthly cash payments to Auctus, totaling $225,000, starting October 1, 2020 and an Event of Default (as defined in the Note) under the Note shall not occur unless the Company fails to comply with the Payment Schedule.

A copy of the executed amendment is attached hereto as Exhibit 10.3

ITEM 8.01    OTHER EVENTS.

On June 17, 2020 the Company signed a non-binding Letter of Intent (the “Letter of Intent”) with Biohazard Health Services LLC (“Vendor”), an environmental services company providing disinfecting, testing and training services to companies and institutions to provide their employees and customers with safe work and meeting space. The Vendor is based in West Palm Beach Florida. The Company plans to acquire a 51% interest in the Vendor for the purchase price of $5,000,000 in a series of three tranches. The funds are to be retained by Covid Clear for working capital purposes. The first tranche buys 25% of Covid Clear for a payment of $250,000.00. The second and third tranches are dependent on Covid Clear reaching certain sales revenue thresholds. The second tranche buys an additional 15% for a payment of $1,750,000.00 and the third buys an additional 10% for a payment of $3,000,000.00. The first tranche is expected to close on June 30, 2020.

On June 17, 2020, the Company issued a press release announcing the Letter of Intent (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto.

The foregoing descriptions of the Letter of Intent and the Press Release do not purport to be complete and are qualified in their entirety by reference to the Letter of Intent and the Press Release, the forms of which are filed as, respectively, Exhibits 10.4 and 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment to convertible note date July 8, 2019 by and between Ethema Health Corporation and Labrys Fund, LP
10.2	Amendment to convertible note dated March 5, 2019 by and between Ethema Health Corporation and First Fire Global Opportunities Fund LLC
10.3	Amendment to convertible note dated August 7, 2019 by and between Ethema Health Corporation and Auctus Fund, LLC
10.4	Letter of Intent dated June 17, 2020 by and between Ethema Health Corporation and Biohazard Health Services LLC
99.1	Press Release dated June 17, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Ethema Health Corporation has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHEMA HEALTH CORPORATION

Date: 06/17/20	By:	/s/ Shawn E. Leon
Shawn E. Leon
Chief Executive Officer